EXHIBIT 99.1

FOR RELEASE

PERRIGO REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS FROM CONTINUING OPERATIONS

Consumer Transformation Nearing Completion Ahead of Schedule

Rx Transaction On-Track to Close in Q3’21; Rx Segment Now Reported in Discontinued Operations

2021 Guidance Reaffirmed

Dublin, Ireland - May 11, 2021 - Perrigo Company plc (NYSE; TASE: PRGO), a leading global provider of Consumer Self-Care Products, today announced financial results from continuing operations for the first quarter of fiscal year 2021 ended April 3, 2021. The Consumer Self-Care Americas ("CSCA") segment, the Consumer Self-Care International ("CSCI") segment and Corporate are included in results from continuing operations. Financial results from the generic Rx pharmaceuticals business are reported as discontinued operations. All comparisons are against the prior-year fiscal first quarter, unless otherwise noted.

President and CEO, Murray S. Kessler commented, "Two years ago, we began our journey to transform Perrigo from a healthcare to a consumer self-care company and with the actions taken this quarter, that transformation is now nearly complete. On March 1, 2021, we announced the divestment of our generic Rx business, our tenth transaction over the last two years, essentially completing our portfolio reconfiguration. We have made the necessary investments in infrastructure, capabilities, talent and capacity, and as a result have restored Perrigo to growth, all while weathering the storm of a horrific global pandemic. From where I sit, Perrigo is re-born.”

Kessler further noted, "The reported declines in the first quarter were distorted by consumer pantry loading in the year ago quarter and by a historically weak cough/cold season this year, both of which were the result of COVID-19. Our business remains strong, even during this volatile environment, as evidenced by Perrigo’s first quarter 2021 two-year reported and organic compound annual growth rates, compared to the pre-COVID first quarter of 2019. Additionally, Perrigo’s first quarter performance results were in line with our expectations. Looking ahead to the rest of the year, we are encouraged to see the recent increases in retail store foot traffic, more people traveling again, and children returning to school in the fall. Further, according to leading sources, the 2021-2022 cough/cold season is expected to be more normal. That, in combination with Perrigo’s durable business fundamentals, strong pipeline of new product launches, productivity improvements in progress and e-commerce leadership, provides us confidence in our ability to deliver a strong second half and is why we are reaffirming our '3/5/7' growth guidance for 2021."

Kessler concluded, "Perrigo is now a pure-play consumer self-care company that is on-trend and growing. When the Rx deal closes, we will have approximately $2 billion in cash to support the growth of the business and strengthen our balance sheet. We believe this represents a significant value creation opportunity, as Perrigo’s forward price-to-earnings multiple continues to trade at a significant discount to our CPG peers with similar growth profiles. I am more excited than ever about the future of Perrigo and am grateful to all of our teams around the world who have helped to transform Perrigo.”
Refer to Tables I - IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Given the difficulty in comparing first quarter 2021 net sales results to the first quarter of 2020 due to the pandemic-related pantry load and subsequent destock in the second quarter of 2020, two-year compound annual growth rates (CAGRs) are provided below, offering further insight into underlying growth trends.

First Quarter 2021 Financial Highlights From Continuing Operations

•Perrigo first quarter net sales were $1.01 billion, a decrease of 6.8%, due primarily to the pandemic-related pantry load benefit in the prior year quarter and the negative impact from the very low incidence of cough/cold related illness this year. On a two-year CAGR basis, net sales grew 4.1%, including a negative 4.5 percentage points impact from cough/cold, while organic(1) growth declined 0.4%, including a negative 4.1 percentage points impact from the weak cough/cold season.

•CSCA first quarter net sales of $641 million were 8.6% lower compared to the prior year quarter, with organic growth down 11.8%; CSCI first quarter net sales of $370 million were 3.4% lower versus the prior year quarter, with organic growth down 9.1%.

•Reported diluted earnings per share ("EPS") for the first quarter of 2021 was $0.02 per diluted share as compared to EPS of $0.42 in the prior year quarter.

•Adjusted diluted EPS, which excludes certain costs required to operate the RX business until the sale closes(2), for the first quarter of 2021 decreased 25.4% to $0.50 per diluted share as compared to $0.67 per diluted share in the prior year quarter. The prior year quarter benefited from an estimated $0.16 per diluted share from the pandemic-related pantry load, while the current year quarter was negatively impacted by an estimated $0.14 per diluted share from the weak cough/cold season.

(1) See attached Appendix for details. Organic net sales growth excludes the effects of acquisitions and divestitures and the impact of currency.

(2) In addition to other non-GAAP adjustments as described in the attached appendix, adjusted profit measures, including adjusted EPS and adjusted operating income, exclude from both periods certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, as described below under “Non-GAAP Adjustments”, we do not believe such operational costs are representative of the future expenses of our continuing operations. See the attached Appendix for additional details.

First Quarter 2021 Perrigo Results From Continuing Operations

Perrigo net sales for the first quarter were $1.01 billion, a decrease of $73 million or 6.8%, including positive impacts of 3.0 percentage points and 2.3 percentage points from acquisitions and favorable currency movements, respectively, offset by a negative impact of 1.2 percentage points from divestitures. Organic net sales declined 10.9%, including the estimated pandemic-related pantry load benefit in the prior year quarter of 6.8 percentage points and the estimated negative impact from the very low incidence of cough/cold related illness this year of 6.4 percentage points.

On a two-year CAGR basis, net sales grew 4.1%, including a negative 4.5 percentage points impact from the very low incidence of cough/cold related illness this year. Organic net sales declined 0.4%, including a negative 4.1 percentage points impact from the weak cough/cold season.

Net sales in the quarter were driven by 1) $32 million from the acquisitions of Dr. Fresh and Eastern European dermatology brands, 2) organic growth of $25 million, excluding the estimated impacts from the pandemic-related pantry load benefit in the prior year and the very low incidence of cough/cold related illness this year, and 3) $25 million in net favorable currency movements. These gains were more than offset by 1) the estimated impact from the pandemic-related pantry load benefit in the prior year of $73 million, 2) the estimated impact from the very low incidence of cough/cold related illness this year of $68 million, and 3) $14 million from divested businesses.

First quarter reported operating income was $51 million in 2021 and $86 million in 2020. Adjusted operating income was $118 million in 2021 and $151 million in 2020, a decrease of $33 million or 21.6%. Results were impacted by lower net sales volumes leading to lower gross profit, divestitures, and higher operating expenses including R&D investments. These factors were partially offset by lower advertising and promotion expenditures, acquisitions and positive pricing.

Reported net income was $3 million, or $0.02 per diluted share, versus net income of $58 million, or $0.42 per diluted share in the prior year period. Excluding certain charges as outlined in Table I, first quarter 2021 adjusted net income was $67 million, or $0.50 per diluted share, versus $92 million, or $0.67 per diluted share, for the same period last year. Adjusted EPS was lower as positive impacts from growth in certain base business categories, lower advertising and promotion expenditures, acquisitions and savings from Project Momentum were more than offset by the estimated pandemic-related pantry load benefit in the prior year quarter of $0.16 per diluted share, the estimated negative impact from the very low incidence of cough/cold related illness this year of $0.14 per diluted share, and divested businesses of $0.03 per diluted share.

First Quarter 2021 Business Segment Results From Continuing Operations

Consumer Self-Care Americas Segment

CSCA first quarter net sales of $641 million were 8.6%, or $60 million, lower than the prior year, including a positive 3.4 percentage points impact from the Dr. Fresh acquisition. Organic net sales decreased 11.8%, including the estimated pandemic-related pantry load benefit in the prior year quarter of 7.1 percentage points and the estimated negative impact from the very low incidence of cough/cold related illness this year of 5.0 percentage points.

On a two-year CAGR basis, net sales grew 4.9%, including a negative 3.6 percentage points impact due to the very low incidence of cough/cold related illness this year. Organic net sales grew 0.8%, including a negative 3.3 percentage points impact from the weak cough/cold season.

OTC net sales in the quarter were driven by 1) strong e-commerce growth as consumers continued shifting purchases to online where Perrigo has greater market share than in-store, which more than offset lower in-store purchases as measured by IRI MULO, 2) double-digit percentage growth in the branded OTC product portfolio led by Prevacid® and ScarAway®, and 3) higher net sales in the Digestive Health category, due primarily to favorable consumer conversion to Perrigo OTC products and incremental new product sales from Esomeprazole Mini, and in the Skin & Personal Hygiene category, due primarily to higher demand in the minoxidil franchise. More than offsetting these drivers were the pandemic-related pantry load benefit in the prior year quarter and the very low incidence of cough/cold related illness this year, which impacted the Upper Respiratory and Pain & Sleep Aids categories.

Perrigo omnichannel POS (point of sale) declined 18.7% for the 13-weeks ending March 21, 2021, compared to an estimated decline in total store brand OTC omnichannel POS data of 19.8%, leading to a Perrigo share gain from store brand competitors of 27 basis points. Perrigo's share of total OTC on an omnichannel basis was stable in categories that declined an estimated 19.1% in the categories in which Perrigo competes.

Net sales in the Oral Self-Care category were driven by the Dr. Fresh acquisition, strong growth in e-commerce net sales, which doubled compared to the prior year quarter, and new products. These drivers were partially offset by soft demand for travel-related oral care products related to COVID-19 and lower customer inventory compared to the prior year due to timing of orders.

In the Nutrition category, net sales growth in e-commerce and contract manufacturing were more than offset by the pandemic-related pantry load benefit in the prior year quarter and an increase in governmental benefits that led to a decline in store brand market share.

Reported operating income for CSCA was $96 million. Adjusted operating income decreased $26 million to $111 million due primarily to 1) gross profit flow-through on lower net sales, 2) higher input costs on certain products and unfavorable plant overhead absorption due primarily to lower production volumes compared to the prior year pandemic-related pantry load benefit, and 3) higher operating expenses, including R&D investments. These factors were partially offset by favorable product mix.

Consumer Self-Care International Segment

CSCI net sales of $370 million decreased $13 million, or 3.4%, including a positive 6.8 percentage points impact from favorable currency movements, a positive 2.3 percentage points impact from acquisitions and a negative 3.5 percentage points impact from divestitures. Organic net sales were 9.1% lower, including the estimated 9.0 percentage points negative impact from the very low incidence of cough/cold related illness this year and the estimated pandemic-related pantry load benefit in the prior year quarter of 6.2 percentage points.

On a two-year CAGR basis, CSCI net sales grew 2.6%, including a negative 6.1 percentage points impact due to the very low incidence of cough/cold related illness this year. Organic net sales declined 2.9%, including a negative 5.5 percentage points impact from the weak cough/cold season.

Net sales in the quarter were driven by 1) new products, including line extensions in the ACO dermatology product line and in the Davitamon and Granufink VMS (Vitamins, Minerals and Supplements) product lines, 2) positive pricing, 3) the acquisition of three Eastern European OTC Dermatology Brands, 4) higher net sales in the Pain & Sleep Aids category, and 5) $26 million in favorable currency movements. These drivers were more than offset by 1) the very low incidence of cough/cold related illness this year, which impacted the Upper Respiratory category, 2) comparison to the pandemic-related pantry load benefit in the prior year quarter, 3) lower demand for anti-parasite products within the Skincare & Personal Hygiene category due primarily to COVID-19 related school closings and limited travel, and 4) divested businesses of $14 million.

Reported operating income was $17 million. Adjusted operating income decreased $4 million to $60 million due primarily to gross profit flow-through on lower net sales and the impact from divested businesses. These factors were partially offset by lower advertising and promotion spend, greater operational efficiencies and favorable currency movements.

U.S. Licensing Agreement with Burt’s Bees®

Perrigo announced today the existence of a licensing agreement with Burt's Bees® to offer a comprehensive, innovative line of organic baby formulas and nature-based remedies for kids under the Burt’s Bees® brand. This partnership combines Perrigo’s R&D, regulatory, and sales and marketing capabilities with Burt’s Bees® leading trusted and distinctive brand and deep understanding of the efficacy of nature-based ingredients to care for baby and mom, to create innovative organic and nature-based remedies.

Fiscal 2021 Outlook From Continuing Operations

The Company reaffirmed its fiscal 2021 outlook and expects to deliver 3% organic net sales growth, 5% adjusted operating income growth and 7% adjusted diluted EPS growth, translating into an adjusted diluted EPS range of $2.50 to $2.70.

The Company cannot reconcile its expected adjusted diluted earnings per share to diluted earnings per share under "Fiscal 2021 Outlook" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time.

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is a leading provider of Quality, Affordable Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Led by its consumer self-care strategy, Perrigo is the largest store brand OTC player in the U.S. in the categories in which it competes through more than 9,000 SKUs under customer ‘own brand’ labels. Additionally, Perrigo is a Top 10 OTC company by revenue in Europe, where it markets more than 200 branded OTC products throughout 28 countries. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The conference call will be available live at 8:00 a.m. EST via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 5211930. A taped replay of the call will be available beginning at approximately 12:00 p.m. (EDT) Tuesday, May 11, until midnight Tuesday, May 18, 2021. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10155879.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the novel coronavirus (COVID-19) pandemic and the associated economic downturn and supply chain impacts on the Company’s business; the timing, amount and cost of any share repurchases; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (“NoA”) issued by the Irish Office of the Revenue Commissioners (“Irish Revenue”) and the Notices of Proposed Adjustment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceeding could have on operating results, cash flows and liquidity; potential third-party claims and litigation, including litigation relating to alleged price-fixing in the generic pharmaceutical industry, alleged class action and individual securities law claims, and alleged product liability claims and litigation relating to uncertain tax positions, including the NoA and NOPAs; developments relating to ongoing or future settlement discussions relating to any such claims or litigation; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls and sales halts; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the occurrence of any event, change or other circumstance that could delay or prevent the consummation of the sale of the RX business (the “RX sale”), including the risk that any required regulatory approvals may not be obtained within the expected time frame or at all; failure to realize the expected benefits of the RX sale; potential costs or liabilities incurred in connection with the RX sale that may exceed the Company’s estimates or adversely affect the Company’s business and operations; the consummation and success of other announced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. An adverse result with respect to our appeal of any material outstanding tax assessments or litigation, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2020, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following non-GAAP financial measures referred to in this press release:
•net sales growth on an organic basis, which excludes the 2019 acquisition of Ranir, divested businesses, which includes the divested Rosemont Rx liquids business, and the impact of currency,
•adjusted gross profit,
•adjusted net income,
•adjusted diluted earnings per share,
•adjusted gross margin, and
•adjusted operating margin.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. As noted, for the periods presented in 2020 and 2021, these adjusted profit measures exclude certain stranded costs, such as [those related to corporate and shared service functions] related to the RX business. Under GAAP, these stranded costs are reported within continuing operations in Corporate (which is included in Worldwide Consumer), but were previously allocated to the RX business. We exclude these costs from all adjusted profit measures, as we do not believe they are representative of the future run-rate of expenses of our continuing operations. The Company also discloses net sales growth excluding exited businesses, as well as on a constant currency basis and on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Investor Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications;
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Net sales	$1,010.0	$1,083.3
Cost of sales	641.6	689.6
Gross profit	368.4	393.7

Operating expenses
Distribution	21.6	20.2
Research and development	31.1	27.9
Selling	135.5	139.6
Administration	127.1	119.6
Restructuring	1.7	—
Total operating expenses	317.0	307.3

Operating income	51.4	86.4

Change in financial assets	—	(1.6)
Interest expense, net	32.0	28.9
Other (income) expense, net	2.4	1.7
Income from continuing operations before income taxes	17.0	57.4
Income tax expense (benefit)	14.2	(0.2)
Income from continuing operations	2.8	57.6
Income from discontinued operations, net of tax	35.3	48.8
Net income	$38.1	$106.4

Earnings per share
Basic
Continuing operations	$0.02	$0.42
Discontinued operations	0.27	0.36
Basic earnings per share	$0.29	$0.78
Diluted
Continuing operations	$0.02	$0.42
Discontinued operations	0.26	0.35
Diluted earnings per share	$0.28	$0.77

Weighted-average shares outstanding
Basic	133.2	136.2
Diluted	134.6	137.3

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	April 3, 2021	December 31, 2020
Assets
Cash and cash equivalents	$470.9	$631.5
Accounts receivable, net of allowance for credit losses of $9.1 and $6.5, respectively	641.0	593.5
Inventories	1,136.1	1,059.4
Prepaid expenses and other current assets	251.5	182.2
Current assets held for sale	1,989.1	666.9
Total current assets	4,488.6	3,133.5
Property, plant and equipment, net	860.0	864.6
Operating lease assets	149.7	154.7
Goodwill and indefinite-lived intangible assets	3,059.3	3,102.7
Definite-lived intangible assets, net	2,366.3	2,481.5
Deferred income taxes	57.3	40.6
Non-current assets held for sale	—	1,364.0
Other non-current assets	343.6	346.8
Total non-current assets	6,836.2	8,354.9
Total assets	$11,324.8	$11,488.4
Liabilities and Shareholders’ Equity
Accounts payable	$430.3	$451.6
Payroll and related taxes	110.9	152.9
Accrued customer programs	134.5	128.5
Other accrued liabilities	267.9	183.1
Accrued income taxes	17.4	9.0
Current indebtedness	35.8	37.3
Current liabilities held for sale	450.0	419.6
Total current liabilities	1,446.8	1,382.0
Long-term debt, less current portion	3,525.3	3,527.6
Deferred income taxes	261.4	276.2
Non-current liabilities held for sale	—	108.3
Other non-current liabilities	533.3	539.2
Total non-current liabilities	4,320.0	4,451.3
Total liabilities	5,766.8	5,833.3
Commitments and contingencies - Refer to Note 15
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,101.3	7,118.2
Accumulated other comprehensive income	276.7	395.0
Retained earnings (accumulated deficit)	(1,820.0)	(1,858.1)
Total shareholders’ equity	5,558.0	5,655.1
Total liabilities and shareholders' equity	$11,324.8	$11,488.4

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	133.5	133.1

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Cash Flows From (For) Operating Activities
Net income	$38.1	$106.4
Adjustments to derive cash flows:
Depreciation and amortization	90.4	93.1
Share-based compensation	25.0	16.2
Change in financial assets	—	(1.6)
Restructuring charges	1.7	—
Deferred income taxes	(21.9)	6.7
Amortization of debt premium	(0.7)	(0.7)
Other non-cash adjustments, net	7.9	(14.0)
Subtotal	140.5	206.1
Increase (decrease) in cash due to:
Accounts receivable	(30.3)	(67.6)
Inventories	(83.2)	36.5
Prepaid expenses	(14.7)	(33.4)
Accounts payable	18.5	53.8
Payroll and related taxes	(45.9)	(18.4)
Accrued customer programs	(42.7)	(13.6)
Accrued liabilities	8.5	11.1
Accrued income taxes	27.0	3.8
Other, net	22.5	(6.5)
Subtotal	(140.3)	(34.3)
Net cash from (for) operating activities	0.2	171.8
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	1.4	1.8
Acquisitions of businesses, net of cash acquired	—	(11.3)
Asset acquisitions	(70.3)	(32.7)
Additions to property, plant and equipment	(45.4)	(33.8)
Other investing, net	0.3	1.2
Net cash from (for) investing activities	(114.0)	(74.8)
Cash Flows From (For) Financing Activities
Borrowings (repayments) of revolving credit agreements and other financing, net	—	102.0
Cash dividends	(32.6)	(30.9)
Other financing, net	(10.7)	(6.4)
Net cash from (for) financing activities	(43.3)	64.7
Effect of exchange rate changes on cash and cash equivalents	(3.9)	(5.6)
Net increase (decrease) in cash and cash equivalents	(161.0)	156.1
Cash and cash equivalents of continuing operations, beginning of period	631.5	344.5
Cash and cash equivalents discontinued operations, beginning of period	10.0	9.8
Less cash and cash equivalents discontinued operations, end of period	(9.6)	(18.7)
Cash and cash equivalents of continuing operations, end of period	$470.9	$491.7

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended April 3, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest and Other	Income Tax Expense	Income from continuing operations*	Diluted Earnings per Share*
Reported	$1,010.0	$368.4	$31.1	$284.2	$1.7	$51.4	$34.4	$14.2	2.8	0.02
As a % of reported net sales		36.5%	3.1%	28.1%	0.2%	5.1%	3.4%	1.4%	0.3%
Effective tax rate								84.0%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$23.0	$(0.5)	$(32.1)	$—	$55.6	$(1.2)	$—	$56.8	$0.43
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	(0.8)	—	0.8	—	—	0.8	0.01
(Gain) loss on divestitures	—	—	—	—	—	—	(0.4)	—	0.4	—
Unusual litigation	—	—	—	(3.4)	—	3.4	—	—	3.4	0.03
Restructuring charges and other termination benefits	—	—	—	—	(1.7)	1.7	—	—	1.7	0.01
Indirect RX business support costs***	—	0.6	(0.1)	(4.9)	—	5.6	—	—	5.6	0.04
Non-GAAP tax adjustments**	—	—	—	—	—	—	—	4.8	(4.8)	(0.04)
Adjusted	1,010.0	$392.0	$30.5	$243.0	$—	$118.5	$32.8	$19.0	$66.7	$0.50
As a % of reported net sales		38.8%	3.0%	24.1%		11.7%	3.2%	1.9%	6.6%
Adjusted effective tax rate								22.2%

			Diluted weighted average shares outstanding
			Reported							134.6

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to: (1) $13.6 million of tax expense related to pre-tax non-GAAP adjustments calculated based upon their jurisdictional income tax rates and (2) removal of $8.8 million tax expense related to non-recurring intra-entity transfers of intellectual property and valuation allowance releases in the U.S.

***Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended March 28, 2020
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Income from continuing operations*	Diluted Earnings per Share*
Reported	$1,083.3	$393.7	$27.9	$279.4	$86.4	$29.0	$(0.2)	$57.6	$0.42
As a % of reported net sales		36.3%	2.6%	25.8%	8.0%	2.7%	—%	5.3%
Effective tax rate							(0.4)%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$21.6	$(0.2)	$(28.9)	$50.7	$—	$—	$50.7	$0.37
Separation and reorganization expense	—	—	—	(0.7)	0.7	—	—	0.7	0.01
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	(2.0)	2.0	—	—	2.0	0.01
Unusual litigation	—	—	—	(4.5)	4.5	—	—	4.5	0.03
(Gain) Loss on investment securities	—	—	—	—	—	(3.0)	—	3.0	0.02
Change in financial assets	—	—	—	—	—	1.6	—	(1.6)	(0.01)
Indirect RX business support costs***	—	1.0	(0.2)	(5.7)	6.9	—	—	6.9	0.05
Non-GAAP tax adjustments**	—	—	—	—	—	—	32.1	(32.1)	(0.23)
Adjusted	$1,083.3	$416.3	$27.5	$237.6	$151.2	$27.6	$31.9	$91.7	$0.67
As a % of reported net sales		38.4%	2.5%	21.9%	14.0%	2.5%	2.9%	8.5%
Adjusted effective tax rate							25.8%

					Diluted weighted average shares outstanding
					Reported				137.3

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to: (1) $16.3 million of additional tax expense related to pre-tax non-GAAP adjustments calculated based upon their applicable jurisdictional income tax rates and (2) removal of $15.8 million tax benefit related to the U.S. CARES Act retroactive adjustments to prior tax years.
***Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	April 3, 2021					March 28, 2020
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$640.5	$194.5	$19.7	$78.8	$95.6	$700.6	$213.8	$17.9	$73.8	$122.1
As a % of reported net sales		30.4%	3.1%	12.3%	14.9%		30.5%	2.6%	10.5%	17.4%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$6.1	$(0.1)	$(6.7)	$12.9	$—	$5.0	$—	$(6.7)	$11.6
Restructuring charges and other termination benefits	—	—	—	—	0.4	—	—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	(0.8)	0.8	—	—	—	(1.9)	1.9
Indirect RX business support costs*	—	0.6	(0.1)	(0.1)	0.8	—	1.0	(0.3)	(0.5)	1.8
Adjusted	$640.5	$201.2	$19.5	$71.2	$110.5	$700.6	$219.8	$17.6	$64.7	$137.4
As a % of reported net sales		31.4%	3.0%	11.1%	17.3%		31.4%	2.5%	9.2%	19.6%

*Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

	Three Months Ended					Three Months Ended
	April 3, 2021					March 28, 2020
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$369.5	$173.9	$11.4	$145.1	$17.4	$382.7	$179.9	$10.0	$144.8	$25.0
As a % of reported net sales		47.1%	3.1%	39.3%	4.7%		47.0%	2.6%	37.8%	6.5%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$16.9	$(0.4)	$(25.4)	$42.7	$—	$16.6	$(0.1)	$(22.1)	$39.0
Adjusted	$369.5	$190.8	$11.0	$119.7	$60.1	$382.7	$196.5	$9.9	$122.7	$64.0
As a % of reported net sales		51.6%	3.0%	32.4%	16.3%		51.3%	2.6%	32.1%	16.7%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020	Total Change	FX Change	Constant Currency Change
Reported Net sales
Consolidated Continuing Operations	$1,010.0	$1,083.3	(6.8)%	(2.2)%	(9.0)%
CSCA	$640.5	$700.6	(8.6)%	0.2%	(8.4)%
CSCI	$369.5	$382.7	(3.4)%	(6.6)%	(10.0)%

Consolidated Continuing Operations	$1,010.0	$1,083.3
Less: Rosemont Pharmaceuticals business	—	(14.3)
Consolidated Continuing Operations net sales as so adjusted excluding divested businesses	$1,010.0	$1,069.0	(5.5)%	(2.4)%	(7.9)%
Less: Dr. Fresh*	(25.1)	—
Less: Eastern European Brands Acquisition	(7.2)	—
Organic Consolidated Continuing Operations net sales as so adjusted	$977.7	$1,069.0	(8.5)%	(2.4)%	(10.9)%

CSCA	$640.5	$700.6
Less: Dr. Fresh*	(23.8)	—
Organic CSCA net sales as so adjusted	$616.7	$700.6	(12.0)%	0.2%	(11.8)%

CSCI	$369.5	$382.7
Less: Rosemont Pharmaceuticals business	—	(14.3)
CSCI net sales as so adjusted excluding divested businesses	$369.5	$368.4	0.3%	(7.1)%	(6.8)%
Less: Dr. Fresh*	(1.3)	—
Less: Eastern European Brands Acquisition	(7.2)	—
Organic CSCI net sales as so adjusted	$361.0	$368.4	(2.0)%	(7.1)%	(9.1)%

*Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	March 30, 2019	April 3, 2021	2019-2021 Change	2019-2021 CAGR
Reported Net sales
Consolidated Continuing Operations	$932.6	$1,010.0	$77.4	4.1%
Less: Animal Health	(19.6)	—
Less: Infant foods	(5.3)	—
Less: Canoderm prescription product	(3.7)	—
Less: Rosemont Pharmaceuticals business	(13.1)	—
Less: Ranir	—	(71.0)
Less: Dr. Fresh	—	(25.1)
Less: Eastern European Brands Acquisition	—	(7.2)
FX impact*	—	(23.8)
Consolidated Continuing Operations organic net sales as so adjusted - constant currency	$890.9	$882.9	$(8.0)	(0.4)%

Reported Net sales
CSCA	$581.8	$640.5	$58.7	4.9%
Less: Animal Health	(19.6)	—
Less: Infant foods	(5.3)	—
Less: Ranir	—	(49.9)
Less: Dr. Fresh	—	(23.8)
FX impact*	—	(1.0)
Organic net sales as so adjusted - constant currency	$556.9	$565.8	$8.9	0.8%

Reported Net sales
CSCI	$350.8	$369.5	$18.7	2.6%
Less: Canoderm prescription product	(3.7)	—
Less: Rosemont Pharmaceuticals business	(13.1)	—
Less: Ranir	—	(21.1)
Less: Dr. Fresh	—	(1.3)
Less: Eastern European Brands Acquisition	—	(7.2)
FX impact*	—	(25.0)
Organic net sales as so adjusted - constant currency	$334.0	$314.9	$(19.1)	(2.9)%

*Converted 2021 net sales in currencies other than USD at 2019 Q1 average FX rate for comparable presentation to 2019.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended
	April 3, 2021	March 28, 2020	Total Change
Consolidated Continuing Operations adjusted operating income	$118.5	$151.2	(21.6)%
Consolidated Continuing Operations adjusted EPS	$0.50	$0.67	(25.4)%